Exhibit 99.1

   AmeriVest Announces Performance and Operating Results for Fourth
               Quarter and Year Ended December 31, 2003

    DENVER--(BUSINESS WIRE)--Feb. 25, 2004--AmeriVest Properties Inc. (AMEX:AMV) reported results today for the fourth quarter and year ended December 31, 2003. Funds from operations (FFO) for the fourth quarter of 2003 were $1,317,449, or $0.07 per diluted share, compared with $135,562, or $0.01 per diluted share, for the same period in 2002. The Company reported a net loss for the quarter of $1,251,865, or $0.07 per share, compared with a net loss of $1,083,991, or $0.10 per share, for the prior year period; the fourth quarter of 2002 was impacted by adjustments for advisory and capital projects fees and impairment charges and the fourth quarter of 2003 was impacted by items discussed below. See the Summary Financial Information for a reconciliation of FFO and FFO per share from net loss and loss per share, the most directly comparable GAAP measures.
    The increase in revenues and expenses for the fourth quarter of 2003 over the prior year period is primarily due to the Company's continued growth during 2003. Included in the quarter's results are the operations of Financial Plaza (acquired September 10, 2003) for a full quarter and Scottsdale Norte (acquired October 7, 2003) and Greenhill Park (acquired December 4, 2003) for a partial quarter. Operating results for our existing portfolio were negatively impacted by a general decline in occupancy and rental rates as a result of the soft economy.
    The fourth quarter included approximately $220,000 in additional real estate tax expense as 2003 actual real estate tax bills were higher than anticipated, particularly with respect to the Parkway Centre II and Chateau Plaza properties in Texas and the Kellogg Building and Sheridan Center properties in Colorado. A majority of our leases allow us to pass these, and other operating expense increases, through to the respective tenants; however it has not yet been determined how much of these increases will be recovered. Any amounts recovered will be recorded as revenue in 2004. Furthermore, we use outside real estate tax consulting firms to protest the valuations of any properties that are deemed to be overvalued. Amounts refunded to the Company through this process are recorded when realized.
    Also included in the quarter were charges of approximately $60,000 in executive officer bonuses granted in accordance with the Long-Term Incentive Plan, $170,000 in severance expenses to our former Chief Financial Officer and approximately $73,000 in recruiting fees related to corporate and regional hires during the quarter. In addition, the Company continued to incur additional expenses, including salary, consulting, legal and accounting costs, relating to its growth.

    Year-To-Date Results

    FFO for the year ended December 31, 2003, totaled $5,128,363, or $0.34 per diluted share, compared with $3,251,321, or $0.34 per diluted share for 2002. The net loss for 2003 was $1,980,420, or $0.13 per share, compared with a net loss of $157,274, or $0.02 per share, for 2002. The increase in revenues and expenses from 2002 to 2003 is due to the previously mentioned transactions and continued growth of the Company. During the year, the Company recorded $1,465,932, or $0.10 per diluted share, in impairment charges related to its investment in certain non-core properties previously leased to the State of Texas. In addition, the Company estimates that the cost of its growth, including investor relations, legal and accounting, additional management overhead, acquisition overhead, recruiting and other growth expenses were more than $1,150,000, or $0.08 per diluted share during 2003.
    "We are pleased with our 2003 results, particularly in a year where our assets grew more than 50% and our revenues grew more than 80%," stated William Atkins, Chairman and Chief Executive Officer of AmeriVest. "Although our FFO per share results were flat with 2002, when you consider the per share impact of the impairment and growth costs and the dilutive effect of our equity offering, our results as a stabilized company would have been much different. As our markets improve and we are able to increase our occupancies and our rates, we look forward to improved operating performance in the future," continued Atkins. "AmeriVest is a company trying to grow within the constraints of a REIT structure. We continue to make significant investments in systems, people and technology to support this growth ahead of our revenues," said Atkins.

    Fourth-Quarter Highlights

    -- In October, the Company acquired the Scottsdale Norte building located in Scottsdale, Arizona, which contains approximately 79,000 rentable square feet on 5.451 acres of land, for $12,250,000. A portion of the purchase price was funded with $6,630,000 from the assumption of the existing loan from Southern Farm Bureau Life Insurance Company. This loan bears fixed interest at 7.9% and is due on April 1, 2011. This loan may be prepaid after March 31, 2006, subject to a prepayment penalty as defined in the loan agreement.

    -- In December, the Company acquired the Greenhill Park building located in Addison, Texas, which contains approximately 252,000 rentable square feet, for $10,500,000. Greenhill Park is subject to a ground lease with annual minimum rent payments of $642,165 through December 2005, when it is subject to escalation. A portion of the purchase price was paid with $5,250,000 from our senior secured revolving line of credit with Fleet National Bank. This credit facility bears interest at LIBOR plus 275 basis points and is due on November 12, 2005.

    --  In December, the Company announced the appointment of Kathryn
        L. Hale as its new Chief Financial Officer.

    -- In December, the board of directors declared a quarterly dividend of $0.13 per common share, which was paid on January 13, 2004, and represents our 30th consecutive quarterly dividend.

    -- In December, the Company announced an increase in its Unsecured Revolving Credit Facility with Fleet National Bank to $30,000,000. This credit facility has an annual facility fee of 150 basis points on the total commitment, an annual unused fee of 75 basis points and bears interest at LIBOR plus 400 basis points or the Fleet Prime Rate plus 250 basis points.

    Subsequent Events

    -- In January 2004, the Company entered into a contract to acquire an office complex within the next 60 days for $32,000,000. The property is located in Phoenix, Arizona, and contains approximately 200,000 rentable square feet. The contract is subject to a number of contingencies and there is no assurance that this acquisition will occur.

    -- In January 2004, the Company entered into a contract to sell its non-core Bank of America buildings within the next 90 days for $4,100,000. The four properties are located in Clifton, Georgetown, Henderson and Mineral Wells, Texas, and contain an aggregate of 60,095 rentable square feet. The contract is subject to a number of contingencies and there is no assurance that this sale will occur.

    Supplemental Operating and Financial Information

    The Supplemental Operating and Financial Information for the fourth quarter of 2003 is available online at the company's website, www.amvproperties.com by clicking the Investor Relations link and then the Supplemental Information link.

    Conference Call Information

    The Company will hold an investor/analyst conference call on February 26, 2004, beginning at 9:00 am MST (11:00 am EST, 10:00 am CST and 8:00 am PST) to discuss its fourth quarter and year end financial results. To participate in the conference call, please dial
(800) 548-8725 approximately ten minutes before the scheduled start of the call. If you are calling from outside North America, please call
(706) 634-5929.
    A digital replay will be available two hours after the completion of the conference call until March 3, 2004 by calling (800) 642-1687 or for participants outside North America, please call (706) 645-9291 and enter conference ID# 5450898. A live webcast of the conference call will be available at www.amvproperties.com. You must have Windows Media Player installed on your computer in order to listen to the webcast, which may be downloaded for free at the website listed above.

    Company Information

    AmeriVest Properties Inc., with its principal office in Denver, Colorado, provides Smart Space for Small Business(SM) in Denver, Phoenix, Dallas, and Indianapolis through the acquisition, repositioning and operation of multi-tenant office buildings in those markets. To receive AmeriVest's latest news and information, visit our website at www.amvproperties.com.

    In addition to historical information, this press release contains forward-looking statements and information under the federal securities laws. These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management's beliefs and assumptions made by management. While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest's 2002 Annual Report on Form 10-KSB and from time to time in the Company's filings with the Securities and Exchange Commission.


                      AMERIVEST PROPERTIES INC.
                    Summary Financial Information
                             (unaudited)

                      Three Months Ended            Year Ended
                          December 31,              December 31,
                   ------------------------- -------------------------
                       2003         2002         2003         2002
                   ------------ ------------ ------------ ------------
Selected Income
 Statement
 Information:
-------------------
REAL ESTATE
 OPERATING REVENUE
   Rental revenue   $8,939,101   $5,448,123  $29,865,670  $16,385,965

REAL ESTATE
 OPERATING EXPENSES
   Property
    operating
    expenses:
      Operating
       expenses      2,669,274    1,209,843    8,117,055    3,935,774
      Real estate
       taxes         1,313,889      622,105    3,721,266    1,628,455
      Management
       fees             27,420       76,067      141,150      173,011
   General and
    administrative
    expenses         1,170,315      685,013    3,527,747    1,755,104
   Advisory and
    capital
    projects fees            -    1,115,470            -    1,367,380
   Interest expense  2,459,527    1,370,148    7,867,534    4,144,231
   Depreciation and
    amortization
    expense          2,546,322    1,200,928    7,023,923    3,362,508
   Impairment of
    investment in
    real estate              -      275,000    1,465,932      275,000
                   ------------ ------------ ------------ ------------
        Total
         operating
         expenses   10,186,747    6,554,574   31,864,607   16,641,463
                   ------------ ------------ ------------ ------------

OTHER INCOME/(LOSS)
   Interest income      12,283       28,558       73,470      164,519
   Equity in loss
    of
    unconsolidated
    affiliate          (16,502)      (6,098)     (54,953)     (66,295)
                   ------------ ------------ ------------ ------------
                        (4,219)      22,460       18,517       98,224
                   ------------ ------------ ------------ ------------

NET LOSS           $(1,251,865) $(1,083,991) $(1,980,420)   $(157,274)
                   ============ ============ ============ ============

LOSS PER SHARE
   Basic                $(0.07)      $(0.10)      $(0.13)      $(0.02)
                   ============ ============ ============ ============

   Diluted              $(0.07)      $(0.10)      $(0.13)      $(0.02)
                   ============ ============ ============ ============

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING - NET
  LOSS
   Basic            17,383,652   10,990,919   14,686,369    9,341,608
                   ============ ============ ============ ============

   Diluted          17,383,652   10,990,919   14,686,369    9,341,608
                   ============ ============ ============ ============

FUNDS FROM
 OPERATIONS:
   Net loss        $(1,251,865) $(1,083,991) $(1,980,420)   $(157,274)
   Depreciation and
    amortization
    expense          2,546,322    1,200,928    7,023,923    3,362,508
   Share of
    depreciation of
    unconsolidated
    affiliate           22,992       18,625       84,860       46,087
                   ------------ ------------ ------------ ------------
FUNDS FROM
 OPERATIONS         $1,317,449     $135,562   $5,128,363   $3,251,321
                   ============ ============ ============ ============

FUNDS FROM
 OPERATIONS PER
 SHARE
   Basic                 $0.08        $0.01        $0.35        $0.35
                   ============ ============ ============ ============

   Diluted               $0.07        $0.01        $0.34        $0.34
                   ============ ============ ============ ============

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING -
 FUNDS FROM
 OPERATIONS
   Basic            17,383,652   10,990,919   14,686,369    9,341,608
                   ============ ============ ============ ============

   Diluted          17,633,834   11,146,351   14,907,011    9,501,117
                   ============ ============ ============ ============


    Funds from Operations ("FFO") is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT, for the reasons, and subject to the qualifications, specified in the paragraph entitled "Non-GAAP Financial Measures" below. The above summary financial information table reflects the reconciliation of FFO from net income and a comparison to earnings per share, the most directly comparable GAAP measure, for the periods presented.

                       AMERIVEST PROPERTIES INC.
               Summary Financial Information (continued)
                              (unaudited)
                                                   December 31,
                                           ---------------------------
                                                2003          2002
                                           ------------- -------------
Selected Balance Sheet Information:
-----------------------------------
Assets at cost                             $253,826,130  $163,697,991
Less: accumulated depreciation and
 amortization                               (13,325,668)   (6,514,404)
                                           ------------- -------------
Total assets                               $240,500,462  $157,183,587

Total mortgage loans and notes payable     $159,530,410  $106,094,232

Total stockholders' equity                  $70,104,407   $43,895,800

Common shares issued and outstanding         17,401,309    11,060,260

Selected Property Information:
------------------------------
Number of operating properties owned                 30           26
Total rentable square feet                    2,222,079    1,416,350
Occupancy                                          84.2%        88.0%

Selected Stock Information:
---------------------------
Common share price (as of period end)             $7.18        $6.20

Equity market capitalization               $124,941,399  $68,573,612

Common share annual dividends declared            $0.52        $0.51

Common share annualized dividend yield
 (as of period end)                                7.24%        8.39%


    Non-GAAP Financial Measures. Funds from Operations ("FFO") is a non-GAAP financial measure. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, investing activities and financing activities, it provides investors with an indication of the ability of a company to incur and service debt, to make capital expenditures and to fund other cash needs. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

    CONTACT: AmeriVest Properties Inc.
             Investor Relations:
             Kim P. Boswood, 303-297-1800 ext. 118
             Fax: 303-296-7353
             kim@amvproperties.com